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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3/S-11) and related Prospectus of Entertainment Properties Trust for the registration for resale by the selling shareholders of 747,243 common shares and to the incorporation by reference therein of our report dated March 28, 2002, with respect to the consolidated financial statements of Entertainment Properties Trust for the year ended December 31, 2001 included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                               /s/  ERNST & YOUNG LLP


Kansas City, Missouri

April 20, 2004